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                 MARSHALL HILL CASSAS & de LIPKAU
                             LAWYERS
ROBERT W. MARSHALL   333 Holcomb Ave, Ste 300            Telephone:
EARL M. HILL             Reno, NV 89502                775/323-1601
FRANK CASSAS                                                ----
ROSS E. de LIPKAU                                        Facsimile:
JOHN P. FOWLER                                         775/348-7250
REW R. GOODENOW
MICHAEL R. KEALY
A. STANYAN PECK                                      Mailing Address:
                                                       P.O. Box 2790
                                                 Reno, NV 89505-2790


                          August 3, 2001

Legal Access Technologies, Inc.
Attention:  Steven D. Fellows, CFO
2300 West Sahara Avenue, Suite 500
Las Vegas, Nevada 89102

  Re:  Legal Access Technologies, Inc./Registration Statement on Form S-8

Ladies and Gentlemen:

  We have acted as special Nevada legal counsel to Legal
Access Technologies, Inc., a Nevada corporation (the "Company") in connection with the preparation of the above referenced Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act") of up to 880,151 shares (the "Shares") of Class A voting common stock, par value $0.001 (one mil) per share, which may be issued from time to time pursuant to the 2001 Stock Option Plan (the "Plan").

  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction of only the following:

  (a) Articles of Incorporation of Dynamic Associates, Inc. filed with the Office of the Nevada Secretary of State on July 20, 1989;

  (b) Certificate of Amendment of the Articles of Incorporation of Dynamic Associates, Inc. filed with the Nevada Secretary of State's Office on May 6, 1997 increasing the number of authorized shares to 100,000,000;

  (c) Certificate of Amendment of Articles of Incorporation changing the name of the Company to Legal Access Technologies, Inc. filed with the Office of the Nevada Secretary of State on June 11, 2001;

  (d) Articles of Exchange between the Company and Tele-Lawyer, Inc. filed June 12, 2001;

  (e) Amended Bylaws of Legal Access Technologies, Inc. certified by Michael Cane, the President/CEO of the Company on 15 June 2001;

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Legal Access Technologies, Inc.
August 3, 2001
Page 2

  (f) Written Consent to Action Without Meeting of the Directors of Legal Access Technologies, Inc. dated June 15, 2001;

  (g)  2001 Stock Option Plan of Legal Access Technologies, Inc.;

  (h)  the Registration Statement; and

  (i) Secretary's Certificate of Michael A. Cane, Secretary of Legal Access Technologies, Inc. certifying as to the articles of incorporation and bylaws of the Company and as to resolutions of the board of directors of the Company approving the Plan.

  In the examination of the documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of these documents. We have assumed that Michael A. Cane is the Secretary of the Company and that, as Secretary, he has the authority to execute and deliver the Certificate described at (i) above. We have assumed that all the documents submitted to us unsigned have been properly executed by the proper parties and delivered in a timely manner. As to any faxed material to this opinion which we did not independently establish or verify and which are necessary to the opinions rendered in this letter, we have relied upon the Registration Statement, the statements and representations of officers of the Company and the facts stated in the documents listed above.

  Members of our firm are admitted to the practice of law in the State of Nevada and we express no opinion as to the laws of any other jurisdiction.

  Based upon and subject to the foregoing, we are of the opinion that under Nevada law, when (i) the Registration Statement becomes effective, (ii) the Plan has been approved by the stockholders, (iii) the Shares are issued pursuant to the terms of the Plan after exercise of the options granted pursuant to the Plan, (iv) an option agreement pursuant to the Plan has been properly issued to the person or persons exercising said options, and (v) certificates representing the Shares are duly executed, countersigned, registered and delivered, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

  This opinion is limited to matters governed by the laws of the State of Nevada, excluding any Nevada state "blue sky" laws, we consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose

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Legal Access Technologies, Inc.
August 3, 2001
Page 3

consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent facts or any facts stated or assumed herein or any subsequent changes in applicable law.

                                     MARSHALL HILL CASSAS & de LIPKAU


                                     By /s/ John P. Fowler, Esq.
                                       -------------------------------
                                          John P. Fowler, Esq.